Independent Auditors' Consent



The Board of Trustees
The New York Tax-Exempt Income Fund


We consent to the use in this Post-Effective Amendment No. 11 to Registration Statement No. 811-5278 of the New York Tax Exempt Income Fund, Inc. of our report dated November 21, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is a also a part of such Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Denver, Colorado
February 17, 1997